UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2011

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2011, Hilda D. Kouvelis notified the Board of Directors of TransAtlantic Petroleum Ltd. (the “Company”) that she is resigning from her position as Vice President and Chief Financial Officer of the Company for personal reasons and in pursuit of other interests. Ms. Kouvelis’ resignation will be effective immediately after the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. Ms Kouvelis will continue to serve the Company during an unspecified transition period thereafter.

In connection with her resignation, the Board of Directors approved the following compensation arrangements for Ms. Kouvelis effective upon the date of her departure from the Company: (i) the payment of a $100,000 retention bonus and (ii) the immediate vesting of all unvested restricted stock units held by Ms. Kouvelis on the date of her departure. It is anticipated that the Company will enter into a transitional employment and separation agreement with Ms. Kouvelis in due course.

On January 10, 2011, the Company issued a press release announcing the resignation of Ms. Kouvelis. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated January 10, 2011, issued by TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2011

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated January 10, 2011, issued by TransAtlantic Petroleum Ltd.